Exhibit 99.2

About Non-GAAP Gross Margin and Non-GAAP Operating Margin

As part of our Investor Day on Tuesday, May 6, 2025 we provided a financial model that included our outlook for non-GAAP gross margin and non-GAAP operating margin. These non-GAAP financial measures exclude the effects of stock-based compensation and the amortization of intangibles related to certain acquisitions that are included in the most directly comparable GAAP financial measure as these items may not be indicative of our fundamental operating performance.

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION

GROSS MARGIN OUTLOOK

	2026 - 2028	2029+
GAAP gross margin	70.5-72.5%	>72.5%
Stock-based compensation	~0.2%	~0.2%
Amortization of intangibles (1)	~0.3%	~0.3%
Non-GAAP gross margin	71.0-73.0%	>73%

OPERATING MARGIN OUTLOOK

	2025	2026 - 2028	2029+
GAAP operating margin	17.0%	17.5-19.5%	>19.5%
Stock-based compensation	~5.0%	~5.0%	~5.0%
Amortization of intangibles (1)	~0.5%	~0.5%	~0.5%
Non-GAAP operating margin	~22.5%	23.0-25.0%	>25.0%
(1) Amortization of intangible assets related to certain acquisitions.